                                                                       EXHIBIT i

                               CONSENT OF COUNSEL

                         AIM INVESTMENT SECURITIES FUNDS


               We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM High Yield Fund, AIM High Yield Fund II, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund, AIM Municipal Bond Fund, AIM Short Term Bond Fund, AIM Total Return Bond Fund and the retail classes of AIM Limited Maturity Treasury Fund, and in the Statement of Additional Information for the Institutional Class Shares of AIM Limited Maturity Treasury Fund, which are included in Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-39519), and Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5686), on Form N-1A of AIM Investment Securities Funds.


                                      /s/ BALLARD SPAHR ANDREWS & Ingersoll, LLP
                                          --------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 19, 2002